Exhibit 1.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) dated as of June 11, 2010, is entered into by and between United Community Banks, Inc., a corporation organized under the laws of Georgia (together with its successors, the “Company”), and Fletcher International, Ltd., a company domiciled in Bermuda (together with its successors, “Fletcher”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement, as applicable.

WHEREAS, the parties entered into that certain Securities Purchase Agreement, dated as of April 1, 2010 (the “Securities Purchase Agreement”); and

WHEREAS, the parties desire to amend Section 6(a) of the Securities Purchase Agreement to correct a typographical error contained therein;

NOW, THEREFORE, for and in consideration of the mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Section 6(a)(ii) of the Securities Purchase Agreement is amended by deleting “300,000,000” and replacing it with “200,000,000”.

2.           Except as set forth in this Amendment, the other provisions of the Securities Purchase Agreement shall remain in full force and effect in accordance with their respective terms.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties under the Securities Purchase Agreement or any of the other agreements entered into by the parties in connection therewith.

3.           This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S Schuette
Name:	Rex S. Schuette
Title:	EVP & CFO

FLETCHER INTERNATIONAL, LTD.,
by its duly authorized investment advisor,
FLETCHER ASSET MANAGEMENT, INC.

By:	/s/ Denis J. Kiely
Name:	Denis J. Kiely
Title:	Director

By:	/s/ Stewart Turner
Name:	Stewart Turner
Title:	Director

[Signature Page to Amendment to Securities Purchase Agreement]